EXHIBIT 99.1

Edgewater Reports Second Quarter Financial Results

All-Time High in Total Revenue, Positive Cash Flows

WAKEFIELD, Mass., Aug. 3, 2011 (GLOBE NEWSWIRE) -- Edgewater Technology, Inc. (Nasdaq:EDGW) (www.edgewater.com, "Edgewater" or the "Company"), a strategic consulting firm that brings a synergistic blend of business advisory and product-based consulting services to its clients, today announced financial results for its second quarter ended June 30, 2011.

Second Quarter Results

Financial results and utilization for the quarter ended June 30, 2011:

  Total revenue increased 17.3% to $27.4 million compared to $23.4 million in the second quarter of 2010;
  Service revenue increased 7.1% to $18.6 million compared to service revenue of $17.4 million in the second quarter of 2010;
  Gross profit was $10.8 million, or 39.5% of total revenue, compared to $8.6 million, or 36.8% of total revenue, in the second quarter of 2010;
  Gross margin related to service revenue was 36.3% compared to 39.2% in the second quarter of 2010;
  Utilization was 72.2% compared to 75.7% for the second quarter of 2010;
  Net income was $395 thousand, or $0.03 per diluted share, compared to a net loss of $(90) thousand, or $(0.01) per diluted share, in the second quarter of 2010;
  Adjusted EBITDA amounted to $2.9 million, or 10.5% of total revenue and $0.23 per diluted share, compared to $1.5 million, or 6.4% of total revenue and $0.12 per diluted share, in the second quarter of 2010; and
  Cash flow provided by operating activities was $2.9 million, compared to cash flow provided by operating activities of $3.7 million during the second quarter of 2010.

First Six Months of 2011

Financial results and utilization for the six months ended June 30, 2011:

  Total revenue increased 16.9% to $51.0 million compared to $43.6 million during the first six months of 2010;
  Service revenue increased 15.9% to $38.3 million compared to service revenue of $33.1 million during the first six months of 2010;
  Gross profit was $19.4 million, or 38.1% of total revenue, compared to $15.3 million, or 35.1% of total revenue, during the first six months of 2010;
  Gross margin related to service revenue was 37.4% compared to 36.8% during the first six months of 2010;
  Utilization was 76.2% compared to 75.5% for the first six months of 2010;
  Net income was $705 thousand, or $0.06 per diluted share, compared to a net loss of $(729) thousand, or $(0.06) per diluted share, during the first six months of 2010;
  Adjusted EBITDA amounted to $4.0 million, or 7.9% of total revenue and $0.33 per diluted share, compared to $1.6 million, or 3.6% of total revenue and $0.13 per diluted share, during the first six months of 2010; and
  Cash flow provided by operating activities was $1.7 million compared to cash flow used in operating activities of $(2.2) million during the first six months of 2010.

Adjusted EBITDA and Adjusted EBITDA per Diluted Share are Non-GAAP financial measures. A reconciliation of these measures to their most directly comparable GAAP measures is included in the financial data accompanying this press release.

Business Trends; Outlook

"Edgewater's bottom line and financial strength continue to improve. The year-over-year improvement in our second quarter operating results indicates that we are moving in the right direction and that we continue to gain operating leverage in connection with our revenue growth. On a year-over-year basis, we are reporting growth in total revenue and service revenue. We have increased operating profitability and have generated positive income and cash flows from operations in both the current quarter and year-to-date periods," stated Shirley Singleton, Edgewater's Chairman, President and Chief Executive Officer.

"As mentioned in our first quarter earnings call, we did anticipate volatility in the second quarter as it relates to sequential service revenue. One major factor was the planned ramp down of Fullscope's process-related service contracts. Fullscope's delivery excellence allowed the customer to take over their application earlier than originally planned. Another key factor was related to isolated customer decisions to delay the launch new projects.  Both of these factors caused our bench headcount to rise, creating a drop in our sequential billable consultant utilization rate, and a decrease in our sequential service revenue and related service revenue gross margin," continued Ms. Singleton.

"The end of the second quarter also marked the completion of the Fullscope earnout. Subsequent to June 30, 2011, the Company will no longer receive certain service revenue and royalty revenue related to the process-related contracts. During the quarter, the Company recorded a $1.4 million increase in the estimated fair value of contingent earnout consideration payable to the former stockholders of Fullscope, which was recorded as a current period increase to selling, general and administrative expense. This increase was a result of higher than anticipated royalty revenue received by the Company during the second quarter," added Ms. Singleton.

"As we enter the third quarter, we note a number of positive trends. Strong second quarter software sales provide a strong foundation for third quarter ERP services, all offerings have maintained a high closure rate on proposed deals, while expanding their respective pipelines, average deal size values are increasing and we continue to post strong growth in our EPM offerings. Given this and consideration of traditional third quarter seasonality, we anticipate that third quarter service revenue will be slightly up, as compared to second quarter service revenue. We anticipate that service revenue will be up on a year-over-year basis," concluded Ms. Singleton.

Second Quarter Conference Call Details

Edgewater has scheduled a conference call on Wednesday, August 3, at 10:00 a.m. (ET) to discuss its second quarter financial results and other matters. To listen to the call, you can participate by webcast on Edgewater's investor relations website at http://ir.edgewater.com or you can dial 877-713-9347. Investors are advised to dial into the call at least ten minutes prior to the call to register.

A replay of the call can be accessed via Edgewater's investor relations website at http://ir.edgewater.com or by dialing 800-642-1687 (domestic) and 706-645-9291 (international) (pass code 82093347) from 1:00 p.m. ET Wednesday, August 3 through 11:59 p.m. ET Wednesday, August 17.

About Edgewater

Edgewater is a strategic consulting firm that brings a synergistic blend of advisory and product-based consulting services to our client base. Headquartered in Wakefield, MA, we typically go to market both vertically by industry and horizontally by product and technology specialty and provide our clients with a wide range of business and technology offerings. We work with clients to reduce costs, improve process and increase revenue through the judicious use of technology.

Edgewater provides services under brand names such as Edgewater Technology, Edgewater Ranzal, Edgewater Fullscope and Edgewater SAP. To learn more, visit www.edgewater.com or call 800-410-4014.

The Edgewater Technology logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3783

Forward-Looking Statements

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our expected third quarter service revenue on a sequential basis from the second quarter of 2011, our expected third quarter service revenue on a year-over-year basis from the third quarter of 2010, the continuation of bid and proposal activity across the enterprise and our ability to capitalize on our customer's appetite for services. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) failure to obtain new customers or retain significant existing customers; (2) the loss of one or more key executives and/or employees; (3) changes in industry trends, such as a decline in the demand for Business Intelligence ("BI"); Enterprise Performance Management ("EPM") and Enterprise Resource Planning ("ERP") solutions, custom development and system integration services and/or declines in industry-wide information technology ("IT") spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (4) inability to execute upon growth objectives, including new services and growth in entities acquired by our Company; (5) adverse developments and volatility involving economic, geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in critical accounting policies and estimates; (7) delays in, or the failure of, our sales pipeline being converted to billable work and recorded as revenue; (8) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (9) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; (10) the failure of the marketplace to embrace advisory and product-based consulting services; and/or (11) failure to make a successful claim against the Fullscope escrow account. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under Item I "Business – Factors Affecting Finances, Business Prospects and Stock Volatility" in our 2010 Annual Report on Form 10-K filed with the SEC on March 31, 2011. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. Except as required by law, we undertake no obligation to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

Selected Financial Data:

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Statement of Operations
(In Thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenue:
Service revenue	$18,626	$17,387	$38,334	$33,088
Software	4,746	3,768	6,319	6,689
Process royalties	2,199	787	2,734	1,181
Reimbursable expenses	1,825	1,413	3,603	2,667
Total revenue	27,396	23,355	50,990	43,625

Cost of revenue:
Project and personnel costs	11,873	10,563	23,997	20,908
Software costs	2,871	2,796	3,965	4,759
Reimbursable expenses	1,825	1,413	3,603	2,667
Total cost of revenue	16,569	14,772	31,565	28,334
Gross profit	10,827	8,583	19,425	15,291

Selling, general and administrative	7,991	7,647	15,502	14,334
Adjustments to contingent consideration earned, at fair value	1,452	50	1,468	100
Depreciation and amortization	712	1,002	1,415	2,004
Operating income (loss)	672	(116)	1,040	(1,147)

Other income (expense), net	25	(25)	17	(49)
Income (loss) before income taxes	697	(141)	1,057	(1,196)

Tax provision (benefit)	302	(51)	352	(467)
Net income (loss)	$395	$ (90)	$705	$ (729)

BASIC EARNINGS (LOSS) PER SHARE:
Basic earnings (loss) per share	$0.03	$ (0.01)	$0.06	$ (0.06)
Weighted average shares outstanding – Basic	12,426	12,169	12,391	12,139

DILUTED EARNINGS (LOSS) PER SHARE:
Diluted earnings (loss) per share	$0.03	$ (0.01)	$0.06	$ (0.06)
Weighted average shares outstanding – Diluted	12,456	12,169	12,402	12,139

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	June 30, 2011	December 31, 2010
Assets
Cash and marketable securities	$12,330	$10,903
Accounts receivable, net	22,658	19,496
Prepaid expenses and other assets, current	1,146	1,035
Total current assets	36,134	31,434
Fixed assets, net	2,746	2,797
Goodwill and intangible assets, net	14,925	15,870
Other assets	251	175
Total Assets	$54,056	$50,276

Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	9,406	7,021
Accrued payroll and related liabilities	3,985	5,336
Accrued contingent earnout consideration	3,633	2,800
Deferred revenue and other liabilities	1,714	1,939
Capital lease obligations, current	127	148
Total current liabilities	18,865	17,244
Capital lease obligations	--	52
Contingent earnout consideration and other liabilities	699	15
Total liabilities	19,564	17,311
Stockholders' Equity	34,492	32,965
Total Liabilities and Stockholders' Equity	$54,056	$50,276

Shares Outstanding	12,443	12,342

Non-GAAP Financial Measures

Edgewater reports its financial results in accordance with generally accepted accounting principles ("GAAP"). Management believes, however, that certain non-GAAP financial measures used in managing the Company's business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. As noted in the footnote below, the foregoing measures have limitations and do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

Edgewater views Adjusted EBITDA and Adjusted EBITDA per Diluted Share as important indicators of performance, consistent with the manner in which management measures and forecasts the Company's performance. We believe Adjusted EBITDA measures are important performance metrics because they facilitate the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our existing business, providing specialty IT services. For instance, the exit of our former significant unrelated operations in 2000 and 2001 created significant net operating loss carry-forwards and deferred tax assets, and the tax provisions that we take under GAAP, for which there is no corresponding federal tax payment obligation for us, and the adjustments that we make to our deferred tax asset, based on the prospects and anticipated future profitability of our ongoing operations, can be significant and can obscure, either significantly, or in part, period-to-period changes in our core operating results. Likewise, we incur direct transaction costs related to acquisitions which are expensed in our GAAP financial statements. Our Adjusted EBITDA calculation excludes the effects of direct acquisition-related costs to facilitate an understanding of comparative period-to-period changes in our core operating results. Similarly, we incurred, and have excluded from our Adjusted EBITDA calculation, costs associated with the Fullscope Embezzlement Issue as we believe that the non-recurring nature of the costs associated with this issue makes comparison of our current and historical financial results difficult.

We believe that Adjusted EBITDA metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management's entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

EDGEWATER TECHNOLOGY, INC.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA
(In Thousands, except per share amounts)
(Unaudited)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2011	2010	2011	2010

Reported GAAP net income (loss)	$ 395	$ (90)	$ 705	$ (729)
Add: Income tax provision (benefit)	302	(51)	352	(467)
Add: Depreciation and amortization	712	1,002	1,415	2,004
Add: Adjustments to contingent consideration earned, at fair value [2]	1,452	50	1,468	100
Add: Direct acquisition costs	--	358	--	358
Add: Fullscope embezzlement costs	51	204	114	262
Less: Other (income) expense, net	(25)	25	(17)	49
Adjusted EBITDA[1]	$ 2,887	$ 1,498	$ 4,037	$ 1,577
Adjusted EBITDA per diluted share[1]	$ 0.23	$ 0.12	$ 0.33	$ 0.13
Adjusted EBITDA as a % of total revenue[1]	10.5%	6.4%	7.9%	3.6%

1- Adjusted EBITDA, Adjusted EBITDA Per Diluted Share and Adjusted EBITDA as a Percentage of Total Revenue are Non-GAAP performance measures and are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either GAAP Operating Income, GAAP Net Income and Diluted Earnings Per Share. Adjusted EBITDA and Adjusted EBITDA per Diluted Share measures presented may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA is defined as net income less interest income and other, net, plus taxes, depreciation and amortization, adjustments to contingent consideration earned, goodwill impairment charges, direct acquisition costs and the Fullscope Embezzlement Issue costs. Adjusted EBITDA per Diluted Share is defined as Adjusted EBITDA divided by the diluted common shares outstanding used in Diluted Earnings per Share calculations.

2- Adjustments to Contingent Consideration Earned. Edgewater is required to remeasure the fair value of its contingent consideration liability related to acquisitions each reporting period until the contingency is settled. Any changes in fair value are recognized as a current period operating expense.   The Company has modified its current and historically presented non-GAAP financial measure to exclude these items for the purpose of calculating non-GAAP Adjusted EBITDA, Adjusted EBITDA per Diluted share and Adjusted EBITDA as a Percentage of Total Revenue. The Company believes that excluding these adjustments from its non-GAAP measures is useful to investors because they are related to acquisition events and make it difficult to evaluate core operating results.

CONTACT: Timothy R. Oakes, Chief Financial Officer
         Russell Smith, Senior Vice President / Investor Relations
         (781) 246-3343
         ir@edgewater.com